UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478650
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 31, 2005, a number of organizational changes became effective at DTE Energy Company (“DTE Energy”). Gerard M. Anderson received the additional title of chief operating officer of DTE Energy. Steven E. Ewing became vice chairman of DTE Energy. Robert J. Buckler received the additional title of chief operating officer of The Detroit Edison Company, a subsidiary of DTE Energy (“Detroit Edison”). For additional information, please see DTE Energy’s press release dated October 31, 2005, attached as Exhibit 99.1.
     Gerard M. Anderson, 47, has served as president of DTE Energy since June 2004, and from August 1998 until his assumption of the presidency, he served as group president of DTE Energy’s energy resources business line. Mr. Anderson joined Detroit Edison as vice president of the non-utility business in 1993. In April 1997, he became executive vice president of DTE Energy.
     Stephen E. Ewing, 61, has served as group president and chief operating officer of DTE Energy’s gas business since June 2001. Previously he served as president and chief operating officer of MCN Energy Group Inc. and president and chief executive officer of Michigan Consolidated Gas Company (“MichCon”). In 2001, DTE Energy merged with MCN Energy Group Inc., the parent company of MichCon. Mr. Ewing joined MichCon in 1971 and held executive positions in the areas of corporate planning, personnel, administration and customer service. In 1985, he was named president and chief operating officer of MichCon, and assumed the role of chief executive officer of MichCon in 1992.
     Robert J. Buckler, 56, joined Detroit Edison in 1972 as an engineer. He became a vice president of Detroit Edison in 1990, senior vice president in 1992 and executive vice president in 1997. In August 1998, Mr. Buckler became group president of DTE Energy’s energy distribution line of business.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1	Press Release of DTE Energy Company dated October 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 31, 2005	DTE ENERGY COMPANY (Registrant)

/s/ Daniel G. Brudzynski Daniel G. Brudzynski Vice President and Controller

THE DETROIT EDISON COMPANY (Registrant)

/s/ Daniel G. Brudzynski Daniel G. Brudzynski Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of DTE Energy Company dated October 31, 2005.